UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2)).
[ ] Definitive Proxy Statement.
[X] Definitive Additional Materials.
[ ] Soliciting Material Pursuant to ss.240.14a-12.

MADISON STRATEGIC SECTOR PREMIUM FUND
(Names of Registrant As Specified in its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

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Contact:
1-800-767-0300
Both Glass Lewis and ISS Support Madison Strategic Sector Premium Fund and Madison Covered Call & Equity Strategy Fund’s Board Nominees and Reorganization
Madison, Wisconsin, August 8, 2017 Madison Asset Management announced today that Glass Lewis, a leading independent proxy advisory firm, is recommending investors to support ALL of management’s positions and reject those of the dissident shareholder (Karpus). Specifically, Glass Lewis recommended voting as follows:

•	FOR the reorganization of the Madison Strategic Sector Premium Fund (MSP) into the Madison Covered Call & Equity Strategy Fund (MCN)

•	FOR MSP and MCN’s Board nominees and

•	AGAINST shareholder proposals to: a) terminate the investment advisory agreement and b) self-tender shares.
This recommendation comes only a week after reports issued by Institutional Shareholder Services (ISS), another leading proxy advisory firm, also recommended that investors support ALL of management’s positions and reject those of Karpus.

In its report, Glass Lewis concluded that “the Dissident’s material fail to convincingly establish that the trajectory of the funds is sufficiently off course to warrant the type of high risk course change presently promoted by Karpus. Just as importantly, we [Glass Lewis] believe the candidates selected by Karpus appear relatively ill-suited for the particular challenges and opportunities facing MSP at this time, and, thus, fail to see that supporting their election would represent a superior outcome relative to the status quo. As a result, we believe investors would be best suited rejecting the Karpus agenda, including proposals to terminate the advisory agreement with MAM and consider a broad-based self-tender arrangement.” [emphasis added]

Specifically responding to Karpus’ proposals, Glass Lewis determined that, “if successful, the contemplated shareholder resolutions would leave both funds managerially rudderless, which we believe pairs rather poorly with the prospect of either fund contemporaneously undertaking an expedited liquidation of a material portion of their respective portfolios.” And followed this up by noting “we see very little value in the prospective election of either Mr. Regan or Mr. Robeson” (Karpus’s nominees).

Finally, Glass Lewis recommends that shareholders do not vote using the Green proxy card submitted to them by the dissident shareholder.
*Permission was neither sought nor obtained from Glass Lewis for using excerpts from their report.
DEFEND YOUR INVESTMENT; PROTECT YOUR DIVIDEND.
VOTE THE WHITE CARD TODAY!

Support your Fund and its strategy by voting FOR the reorganization, FOR our Board nominees and
AGAINST Proposals 2 and 3 on the WHITE proxy cards.

If you have already voted the Green proxy cards, you can always change your vote. For assistance on how to vote or any questions regarding the proposals, please do not hesitate to reach out to the Funds at 1-800-767-0300. You can also contact our proxy solicitor, Alliance Advisors LLC, at 1-855-976-3331.

Additional Information about the Reorganization and Where to Find It
This press release is not intended to be, and does not constitute, an offer to purchase or sell shares of the Funds in any state where such offer or sale is not permitted nor is this press release intended to solicit a proxy from any shareholder of any of the Funds. This press release references proxy materials filed by the Funds with the U.S. Securities and Exchange Commission (the “SEC”).
INVESTORS AND SECURITY HOLDERS OF THE FUNDS ARE URGED TO READ THE PROXY MATERIALS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. THE PROXY MATERIALS CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE FUNDS WHICH INVESTORS SHOULD CONSIDER. Investors may obtain free copies of the proxy materials and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, free copies of the proxy materials and other documents filed with the SEC may also be obtained on the Funds’ web site at www.madisonfunds.com or by directing a request to Madison Asset Management at (800) 767-0300.
About Madison Asset Management, LLC
The Funds provide additional information on their website at www.madisonfunds.com. Madison Asset Management, LLC (Madison), a subsidiary of Madison Investment Holdings, Inc., is the Funds’ investment adviser. Its affiliates include Madison Investment Advisors, LLC, with offices in Madison, Wisconsin and Scottsdale, Arizona; and Hansberger Growth Investors L.P., Toronto, Canada.
CONTACT:
Madison Asset Management, LLC
Greg Hoppe, Treasurer
gregh@madisonadv.com
800-368-3195
Availability of Fund Updates
Madison Asset Management updates certain other data for the Funds on its website in the “Closed-end Funds” section of www.madisonfunds.com as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated data and the release of other material information about the Funds. This reference to Madison Asset Management’s website is intended to allow investors public access to information regarding the Funds and does not, and is not intended to, incorporate Madison Asset Management’s or Madison Funds’ website in this release.
Forward-Looking Statements
This press release, and other statements that Madison Asset Management or a Fund may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to a Fund’s or Madison Asset Management’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.
Madison Asset Management cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Madison Asset Management assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.
With respect to the Funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the Funds or in a Fund’s net asset value; (2) the relative and absolute investment performance of a Fund and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms; and (8) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets.
Annual and Semi-Annual Reports and other regulatory filings of the Funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC's website at www.sec.gov and on Madison Asset Management’s website at www.madisonfunds.com, and may discuss these or other factors that affect the Funds. The information contained on Madison Asset Management’s website is not a part of this press release.
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